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                                                                     EXHIBIT 21

                SIGNIFICANT SUBSIDIARIES OF CLEAN HARBORS, INC.

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
                                                      State of Organization        Other Business Names
                                                      ---------------------        --------------------
CH International Holdings, Inc.                                DE                          N/A
CH Canada Holdings Corp.                                  Nova Scotia                      N/A
CH Canada GP, Inc.                                           Canada                        N/A
Clean Harbors Environmental Services, Inc.                     MA                          N/A
Clean Harbors of Natick, Inc.                                  MA                          N/A
Clean Harbors of Braintree, Inc.                               MA                          N/A
Clean Harbors Services, Inc.                                   MA                          N/A
Clean Harbors of Baltimore, Inc.                               PA                          N/A
Clean Harbors of Connecticut, Inc.                             CT                          N/A
Clean Harbors Kingston Facility Corporation                    MA                          N/A
Harbor Management Consultants, Inc.                            MA                          N/A
Murphy's Waste Oil Service, Inc.                               MA                          N/A
Spring Grove Resource Recovery, Inc.                           DE                          N/A
Clean Harbors Lonestar Corp.                                   DE                          N/A
Clean Harbors Disposal Services, Inc.                          DE                          N/A
Clean Harbors of Texas, LLC                                    DE                          N/A
Clean Harbors Canada, Inc.                               New Brunswick                     N/A
Clean Harbors Canada L.P.                                   Ontario                        N/A
Clean Harbors Mercier, Inc.                                  Quebec                        N/A
Clean Harbors Quebec, Inc.                                   Quebec                        N/A
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